                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 13, 1997, on the consolidated financial statements of Enron Global Power & Pipelines L.L.C., included in Enron Global Power & Pipelines L.L.C.'s Form 10-K, for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                            ARTHUR ANDERSEN LLP

Houston, Texas

October 8, 1997